Exhibit 10.3

Debenture - Kaltura
(1)         The entities listed in Schedule 1
(as Original Chargors)
(2)         Silicon Valley Bank
(as Administrative Agent)
Dated                    14 January 2021

Contents

1.	Definitions and interpretation	1
2.	Covenant to Pay	5
3.	Security Assets	5
4.	Nature of Security	8
5.	Further Assurances and Protection of Priority	10
6.	Representations and Warranties	11
7.	Undertakings	12
8.	Enforcement and Powers of the Administrative Agent..	15
9.	Appointment of a Receiver or Administrator.	16
10.	Powers of a Receiver	17
11.	Application of Moneys	17
12.	Protection of Third Parties	18
13.	Protection of the Administrative Agent	19
14.	Cumulative Powers and Avoidance of Payments	19
15.	Ruling-off Accounts	19
16.	Power of Attorney	20
17.	Delegation	20
18.	Redemption of Prior Charges	20
19.	Miscellaneous	20
20.	Governing Law	21
21.	Jurisdiction	21
22.	Service of Process	21
Schedule 1		22
The Original Chargor[s]		22
Schedule 2		23
Security Assets		23
Part 1		23
The Bank Accounts		23
Part 2		25
Intellectual Property		25
Part 3		25
Shares		25
Part 4		25
Assigned Contracts		25
Part 5		26
Property		26
Schedule 3		27
Form of Notices		27
Part 1		27
Part 2		30
(Form of notice to counterparties)		30
Schedule 4		32
Form of Accession Deed		32
Part 2		35

Intellectual Property	35
Part 3	35
Shares	35
Part 4	35
Assigned Contracts	35
Schedule 5	36
Supplemental Debenture	36
Schedule 6	40
Powers of Receiver	40
Schedule Signatories to this Deed	43

14 January 2021
This Deed is made on
Between
(1)    Each person listed in Schedule 1 to this Deed (the "Original Chargors"); and
(2)    Silicon Valley Bank a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 US as administrative agent and collateral agent for the Secured Parties (the "Administrative Agent").
This Deed witnesses as follows:
1.    Definitions and interpretation
1.1    In this Deed, unless the context otherwise requires, the following definitions shall apply:
"Accession Deed" means a document substantially in the form set out in Schedule 4 (Form of Accession Deed) or such other form as the Administrative Agent may require (acting reasonably).
"Administrator" means a person appointed under Schedule B1 to the Insolvency Act 1986 to manage a Chargor's affairs, business and property.
"Assigned Contract" means each contract specified in Part 4 of Schedule 2 (Security Assets) and (with effect from the date of the relevant Accession Deed or a Supplemental Debenture) each contract specified as an Assigned Contract in an Accession Deed or Supplemental Debenture (as the case may be).
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Borrower" means Kaltura, Inc., a Delaware corporation.
"Chargors" means each Original Chargor and any person that executes and delivers an Accession Deed in favour of the Administrative Agent after the date of this Deed.
"Credit Agreement" means that certain Credit Agreement dated on or about the date hereof and made between the Borrower and Silicon Valley Bank as original lender, issuing lender, administrative agent and collateral agent.
"Declared Default" means the Administrative Agent exercising any of its rights under section 8.2 (Remedies upon Event of Default) of the Credit Agreement.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Administrative Agent.
"Derivative Asset" means all allotments, rights, benefits and advantages (including all voting rights) at any time accruing, offered or arising in respect of or incidental to any asset and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect of an asset in each case to the extent legally or beneficially owned by a Chargor.
"Excluded Assets" has the meaning given to that term in the Guarantee and Collateral Agreement.
"Floating Charge Asset" means an asset charged under clause 3.3 (Floating Charge) or clause 4.1(a) (Security) of an Accession Deed.

"Guarantee and Collateral Agreement" has the meaning given to that term in the Credit Agreement.
"Insurance Proceeds" means all monies from time to time payable to a Chargor under or pursuant to the Insurances, including the refund of any premium.
"Insurances" means all policies of insurance and all proceeds of them either now or in the future held by, or written in favour of, a Chargor or in which it is otherwise interested, but excluding any third party liability or public liability insurance and any directors and officers insurance.
"Intellectual Property" means all any patents, trademarks, service marks, designs, business names, copyrights, database rights, computer software, design rights, domain names, moral rights, inventions, confidential information, trade secrets, knowhow, brand names, trade names, any uniform resource identifier and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered, the benefit of all applications and rights to use those assets and any Related Rights and Derivative Assets arising in relation to any of the aforementioned assets.
"Investment" means any stock, share, debenture, loan stock, interest in any investment fund and any other security (whether or not marketable) whether owned directly by or to the order of a Chargor or by any trustee, fiduciary or clearance system on its behalf, including any Derivative Asset and any Related Rights in respect of any of the foregoing.
"LPA" means the Law of Property Act 1925.
"Obligations" has the meaning given to that term in the Credit Agreement.
"Obligors" means the Borrower and each Chargor.
"Party" means a party to this Deed.
"Plant and Machinery" means all plant and machinery, equipment, fittings, installations and apparatus, tools, motor vehicles and all other similar assets (other than any assets that are deemed by law to be immoveable property), wherever they are situated, which are now, or at any time after the date of this Deed become, the property of a Chargor.
"Property" means:
(a)    all freehold, leasehold or other immovable property of a Chargor situate in England and Wales;
(b)    any buildings, fixtures, fittings, plant and machinery from time to time on or forming part of the property referred to in paragraph (a) above; and
(c)    any Related Rights arising in relation to any of the assets described in paragraphs (a) and (b) above (inclusive), and "Properties" shall be construed accordingly.
"Receivables" means all present and book debts, accounts receivable, contract rights, and other obligations owed to a Chargor in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guarantees, other security and all merchandise returned to or reclaimed by a Chargor and any records relating to any of the foregoing.
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Related Rights" means, where used in relation to an asset, the following:
(a)    the proceeds of sale and/or other realisation of that asset (or any part thereof or interest therein);
(b)    all Authorisations, options, agreements, rights, easements, benefits, indemnities, guarantees, warranties or covenants for title in respect of such asset; and
(c)    all rights under any lease,licence or agreement for lease, sale or use in respect of such asset.
"Secured Liabilities" means the Obligations.
"Security Interest" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"Security Assets" means:
(a)    the assets mortgaged, charged or assigned by way of security to the Administrative Agent by this Deed, any Accession Deed or any Supplemental Debenture; and
(b)    any assets held on trust by a Chargor for the Administrative Agent.
"Security Period" means the period from the date of this Deed (or, if relevant to a Chargor, the date of the Accession Deed to which it is a party) until the Discharge of Obligations.
"Shares" means:
(a)    the shares described in Part 3 of Schedule 2 ( Security Assets) and Part 3 of the schedule to each Accession Deed (if any);
(b)    all Derivative Assets in relation to the Shares; and
(c)    all Related Rights in respect of paragraphs (a) to (b) above (inclusive).
"Supplemental Debenture" means a supplemental debenture to this Deed in the form set out in Schedule 5 (Supplemental Debenture) or such other form as the Administrative Agent may require.
"SVB Operating Accounts" means the accounts designated as SVB Operating Accounts in Part 1 of Schedule 2 (Security Assets) or such other accounts as may be agreed in writing between a Chargor and the Administrative Agent for this purpose and all monies standing to the credit of each such account and all Related Rights in respect of each such account.
"Third Party Accounts" means the accounts designated as Third Party Accounts in Part 1 of Schedule 2 (Security Assets) and any future accounts of a Chargor not held with the Administrative Agent and all monies standing to the credit of each such account and all Related Rights in respect of each such account.
"UK Chargor" means a Chargor incorporated or established in England & Wales.
"UK Receivable" means any Receivable that is due to a UK Chargor, or is paid into a bank account located in the United Kingdom and held in the name of a UK Chargor or is due under any contract or agreement governed by English law to which the UK Chargor is a party or is paid to a UK Chargor by a person located in the United Kingdom.
"US Chargor" means Kaltura, Inc., a Delaware corporation.

1.2    Construction
(a)    Unless otherwise defined in this Deed, terms defined in the Credit Agreement have the same meaning in this Deed as they do in the Credit Agreement.
(b)    In this Deed:
(i)    clause headings are inserted for convenience only and shall not affect the construction of this Deed and unless otherwise specified, all references to clauses and to Schedules (if any) are to clauses of, and the schedules to, this Deed and references to sub-clauses are to sub-clauses of the clause in which the reference appears;
(ii)    Section 61 of the Law of Property Act 1925 shall govern the construction hereof, and where the context so admits, any reference herein to any statute or any provision of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof and to any regulations or orders made thereunder and from time to time in force;
(iii)    The singular shall include the plural and vice versa;
(iv)    references to persons shall include references to bodies corporate and unincorporate;
(v)    references to any document are to be construed as references to such document as amended or supplemented from time to time;
(vi)    references to the Administrative Agent include references to any person or persons to whom the Administrative Agent may dispose of this Deed or any interest or right created by or existing under it and the successors in title to any such person in respect of any such interest or right;
(vii)    any references to the Administrative Agent or any Receiver shall include its Delegates; and
(viii)     any reference to the security constituted by this Deed becoming "enforceable" shall mean the Security Interests created under this Deed have become enforceable under clause 8.1 (Enforcement).
1.3    Law of Property (Miscellaneous Provisions) Act 1989
To the extent necessary for any agreement for the disposition of the Security Assets in this Deed to be a valid agreement under section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the other Loan Documents and of any side letters between the parties to this Deed are incorporated into this Deed.
1.4    Implied Covenants for Title
The obligations of each Chargor under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.
1.5    Effect as a Deed
This Deed is intended to take effect as a deed notwithstanding that the Administrative Agent may have executed it under hand only.
1.6    Loan Document

This Deed is a Loan Document.
1. 7    Third Party Rights
A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
1.8    Trusts
(a)    The Administrative Agent holds the benefit of this Deed and any Accession Deed on trust for the Secured Parties in accordance with the terms of Section 9 of the Credit Agreement.
(b)    The perpetuity period for any trusts created by this Deed is 125 years.
1.9    Security Limitations
Solely to the extent of any conflict or inconsistency between the terms of this Deed and the terms of the Guarantee and Collateral Agreement then, insofar as such conflict or inconsistency relates to any Security Asset expressed to be charged or assigned under this Deed which is from time to time located in the jurisdiction covered by the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall prevail.
2.    Covenant to Pay
Each Chargor as primary obligor covenants with the Administrative Agent (as trustee for the Secured Parties) that it will on demand pay to the Administrative Agent the Secured Liabilities when the same fall due for payment.
3.    Security Assets
3.1    Fixed Charges
(a)    Subject to Clause 3.7 (Property Restricting Charging), each Chargor, as security for the payment discharge and performance of the Secured Liabilities, charges in favour of the Administrative Agent, with full title guarantee, the following assets (other than any Excluded Assets), from time to time owned by it or in which it has an interest:
(i)    by way of first legal mortgage, each Property legal title to which is vested in it on the date of this Deed specified in Part 5 of Schedule 2 ( Security Assets); and
(ii)    by way of first fixed charge:
(A)    all Property not effectively mortgaged under clause 3.1 (a)(i));
(B)    all Plant and Machinery;
(C)    all Shares;
(D)    all Investments other than the Shares;
(E)    all the monies from time to time standing to the credit of the SVB Operating Accounts;
(F)    all the monies from time to time standing to the credit of the Third Party Accounts;
(G)    all Intellectual Property specified in Part 2 of Schedule 2 (Security Assets);

(H)    all other Intellectual Property;
(I)    all Receivables not effectively assigned pursuant to Clause 3.2 ( Security Assignment); and
(J)    its goodwill and uncalled capital.
3.2    Security Assignment
Subject to Clause 3. 7 (Property Restricting Charging), as further security for the payment of the Secured Liabilities, each Chargor assigns, by way of security, with full title guarantee to the Administrative Agent all its rights, title and interest in:
(a)    the Insurances and the Insurance Proceeds;
(b)    each Assigned Contract;
(c)    all Receivables; and
(d)    all Related Rights in respect of each of the above,
in each case excluding any Excluded Assets and subject in each case to reassignment by the Administrative Agent to the relevant Chargor of all such rights, title and interest upon payment or discharge in full of the Secured Liabilities.
3.3    Floating Charge
(a)    Subject to Clause 3. 7 (Property Restricting Charging), as further security for the payment of the Secured Liabilities, each Chargor charges with full title guarantee in favour of the Administrative Agent by way of first floating charge its undertaking and all its present and future assets other than:
(i)    those assets which are effectively charged by way of first fixed charge or legal mortgage under clause 3.1 (Fixed Charges) or which are effectively assigned by way of security under clause 3.2 ( Security Assignment); and
(ii)    any Excluded Assets.
(b)    Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to the floating charge created by this Deed to the extent such floating charge is created by a "company" as defined in Schedule B1 to the Insolvency Act 1986.
3.4    Conversion of Floating Charge by Notice
If:
(a)    the security constituted by this Deed has become enforceable pursuant to the terms of this Deed; or
(b)    the Administrative Agent is of the view (acting reasonably and in good faith) that any legal process or execution is being enforced against any Floating Charge Asset or (acting reasonably) that any Floating Charge Asset is in danger of being seized, sold or is otherwise in jeopardy, the Administrative Agent may, by written notice to a Chargor, convert the floating charge created under this Deed into a fixed charge as regards those assets which it specifies in that notice. The relevant Chargor shall as soon as reasonably practicable following request by the Administrative

Agent execute a fixed charge or legal or equitable assignment over those assets in such form as the Administrative Agent may require.
3.5    Automatic Conversion of Floating Charge
If, without the prior written consent of the Administrative Agent:
(a)    a Chargor creates any Security Interest (other than a Lien permitted under Section 7.3 (Liens) of the Credit Agreement) over all or any of the Security Assets or attempts to do so;
(b)    any person levies or attempts to levy any attachment, execution or other legal process against any of such Security Assets;
(c)    a resolution is passed or an order is made for the winding up, dissolution, administration or other reorganisation of a Chargor; or
(d)    any steps are taken for the appointment of, or notice is given of intention to appoint (by a person entitled to do so), or a petition is filed or application is made, or a competent court makes an order for the appointment of an administrator, in relation to a Chargor, then the floating charge created by this Deed over the Floating Charge Assets of that Chargor will automatically, without notice, be converted into a fixed charge as soon as such event occurs.
3.6    Part A 1 moratorium
(a)    Subject to Clause 3.6(b) below, the obtaining of a moratorium under Part A1 of the Insolvency Act 1986, or anything done with a view to obtaining such a moratorium (including any preliminary decision or investigation), shall not be an event causing any floating charge created by this Deed to crystallise or causing restrictions which would not otherwise apply to be imposed on the disposal of any asset by a Chargor or a ground for the appointment of a Receiver.
(b)    Clause 3.6(a) above does not apply in respect of any floating charge referred to in subsection (4) of section A52 of Part A1 of the Insolvency Act 1986.
3.7    Property Restricting Charging
(a)    There shall be excluded from the charge or assignment, as applicable, created by Clauses 3.1 (Fixed Charges), 3.2 (Security Assignment) and 3.3 (Floating Charge) and the operation of Clause 5.1 ( General) ( and the corresponding provision in any Accession Deed):
(i)    any leasehold property held by a UK Chargor under a lease which prohibits either absolutely or conditionally (including requiring the consent of any third party) that Chargor from creating any charge over its leasehold interest;
(ii)    any Intellectual Property in which a UK Chargor has an interest under any licence or other agreement which prohibits either absolutely or conditionally (including requiring the consent of any third party) that UK Chargor from creating any charge over its interest in that Intellectual Property; and
(iii)    any Receivables in which a UK Chargor any agreement which prohibits either absolutely or conditionally (including requiring the consent of any third party) that UK Chargor from creating any charge or assignment over its interest in that Receivable, in each case until the relevant condition, consent or waiver has been satisfied or obtained.
(b)    To the extent that any leasehold property, Intellectual Property or Receivable is not effectively charged pursuant to Clause 3.1 (Fixed Charges) or Clause 3.3 (Floating Charge) (each a "Non-Charged Asset"), each Chargor shall use its commercially reasonable endeavours to obtain the consent to charge, or a waiver of the prohibition on assignment on charging (as the case may be), that Non-Charged Asset, as soon as reasonably practicable following the date of this Deed and shall keep the Administrative Agent informed of the progress of such matters provided that if the relevant Chargor has used its commercially reasonable endeavours to obtain the consent to charge, or a waiver of the prohibition on assignment on charging (as the case may be) for 20 Business Days, then thereafter that Chargor shall be deemed to have complied with its obligation under this Clause 3.7(b).
(c)    Pending receipt of the consent or waiver described in Clause 3. 7(b ), each Chargor shall hold all of its right, benefit and interest in a Non-Charged Asset on trust for the Administrative Agent provided that the terms of such trust shall be no more onerous than the terms of the assignments expressed to be created by this Deed.
(d)    Immediately upon the relevant condition being satisfied or receipt of the relevant waiver or consent, the formerly excluded leasehold property, Intellectual Property or Receivables shall stand charged or assigned, as applicable, to the Administrative Agent pursuant to the terms of this Deed or the relevant Accession Deed.
3.8    Supplemental Debenture
Each Chargor shall, at the request of the Administrative Agent, grant to the Administrative Agent a supplemental charge (in the agreed form based on the template set out in Schedule 5 (Supplemental Debenture) on its acquisition of any Property.
4.    Nature of Security
4.1    Continuing Security
(a)    The Security Interests created by this Deed are to be a continuing security interests notwithstanding any intermediate payment or settlement of all or any part of the Secured Liabilities or any other matter or thing.
(a)    If any purported obligation or liability of any Obligor to the Administrative Agent or Secured Parties which if valid would have been the subject of any obligation or charge created by this Deed is or becomes unenforceable, invalid or illegal on any ground whatsoever whether or not known to the Administrative Agent, the Chargors shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Chargors were the principal debtors in respect thereof. Each Chargor hereby agrees to keep the Administrative Agent and the Secured Parties fully indemnified against all damages, losses, costs and expenses arising from any failure of any Obligor to carry out any such purported obligation or liability.
(b)    The obligations and liabilities of each Chargor under this Deed will not be affected by any act, omission, matter or thing which, but for this sub-clause, would reduce, release or prejudice any of its obligations or liabilities under this Deed (without limitation and whether or not known to any Secured Party) including:
(i)    any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)    the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any person;
(iii)    the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over any assets of any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security Interests;
(iv)    any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;
(v)    any amendment (however fundamental) or replacement of any Loan Document or any other document or Security Interest;
(vi)    any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or Security Interest; or
(vii)    any insolvency or similar proceedings.
(c)    Until the Security Period has ended and unless the Administrative Agent otherwise directs, a Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed:
(i)    to be indemnified by any other Obligor (including any rights it may have by way of subrogation);
(ii)     to claim any contribution from any guarantor of any other Obligor of the obligations under the Loan Documents;
(iii)    to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of the Administrative Agent or any of the other Secured Parties under any Loan Document or of any other guarantee or Security Interest taken pursuant to, or in connection with, the Loan Documents;
(iv)    to claim, rank, prove or vote as a creditor of any other Obligor or its estate in competition with the Administrative Agent or any of the other Secured Parties; and/or
(v)    receive, claim or have the benefit of any payment, distribution or security from or on account of any other Obligor, or exercise any right of set-off against any other Obligor.
(d)    Each Chargor shall hold on trust for and immediately pay or transfer to the Administrative Agent any payment or distribution or benefit of Security Interests received by it contrary to this sub-clause.
(e)    Each Chargor waives any right it may have of first requiring the Administrative Agent to proceed against or enforce any other rights or Security Interest or claim payment from any person before claiming from an Obligor under a Loan Document. This waiver applies irrespective of any law or any provision of the Loan Document to the contrary.
(f)    Until the Security Period has ended, the Administrative Agent may refrain from applying or enforcing any other moneys, Security Interest or rights held or received by the Administrative Agent in respect of that amount, and may or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and a Chargor shall not be entitled to the benefit of the same.

(g)    Without prejudice to the generality of sub-clause 4.1 (b ), each Chargor expressly confirms that it intends that the Security Interests constituted by this Deed shall extend from time to time to any (however fundamental) variation, increase, novation, extension or addition of or to the Secured Liabilities as a result of the amendment and/or restatement of the Credit Agreement and/or any of the other Loan Documents and/or any additional facility or amount which is made available under any of the Loan Documents (including any Increase) for any purpose including, without limitation, the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
4.2    Non-merger of Security Interests
The Security Interests created by this Deed are to be in addition to and shall neither be merged in nor in any way exclude or prejudice or be affected by any other Security Interests or other right which the Administrative Agent may now or after the date of this Deed hold for any of the Secured Liabilities, and this Deed may be enforced against any Chargor without first having recourse to any other rights of the Administrative Agent.
5.    Further Assurances and Protection of Priority
5.1    General
(a)    Each Chargor shall, at its own expense, promptly do all such acts or execute all such documents (including Supplemental Debentures, assignments, transfers, mortgages, charges, notices and instructions) as the Administrative Agent may reasonably specify in writing (and in such form as the Administrative Agent may reasonably require in favour of the Administrative Agent or its nominee(s) or any purchaser):
(i)    to perfect or protect the Security Interests created or intended to be created under, or evidenced by, this Deed (which may include the execution of a Supplemental Debenture, mortgage, charge, assignment or other Security Interests over all or any of the assets which are, or are intended to be, the subject of this Deed) or for the exercise of any rights, powers and remedies of the Administrative Agent provided by or pursuant to this Deed or by law;
(ii)    to confer on the Administrative Agent, Security Interests over any assets of a Chargor, located in any jurisdiction, equivalent or similar to the Security Interests intended to be conferred by or pursuant to this Deed and, pending the conferring of such Security Interests, hold such assets upon trust (or in any manner required by the Administrative Agent) for the Administrative Agent; and/or
(iii)    to facilitate the realisation or enforcement of the assets which are, or are intended to be, the subject of the Security Interests created, or intended to be created, by this Deed.
(b)    Each Chargor shall take all such action (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Administrative Agent by or pursuant to this Deed.
5.2    HM Land Registry

(a)    In relation to each Property from time to time charged by way of legal mortgage under this Deed, such Chargor hereby irrevocably consents to the Administrative Agent applying to the Chief Land Registrar for a restriction to be entered on the Register of Title of all that Property (including any unregistered properties subject to compulsory first registration at the date of this Deed) on the prescribed Land Registry form and in the following or substantially similar terms:
"No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge not being a charge registered before the entry of this restriction is to be registered without a written consent signed by the proprietor for the time being of the debenture dated • in favour of Silicon Valley Bank referred to in the charges register. "
(b)    The Administrative Agent must perform its obligations under the Credit Agreement (including any obligation to make available further advances). In relation to each Property from time to time charged by way of legal mortgage under this Deed, the Administrative Agent may apply to the Chief Land Registrar for a notice to be entered onto the Register of Title of all that Property (including any unregistered properties subject to compulsory first registration at the date of this Deed) of the obligation to make further advances.
5.3    Register of Intellectual Property
Each Chargor shall as soon as reasonably practicable, if requested by the Administrative Agent, execute all such documents and do all such acts (including but not limited to the payment of any applicable registration fees) as the Administrative Agent may reasonably require to record the interests of the Administrative Agent in any registers relating to registered Intellectual Property charged under this Deed (provided that the Administrative Agent shall only require a registration pursuant to this Clause 5.3 where it believes (acting reasonably) that:
(a)    the value of any such Intellectual Property in the jurisdiction (in terms of the earnings or revenue generated in that jurisdiction using that Intellectual Property) in which any such recordation is required; or
(b)    there is another legal reason that,
justifies any costs involved in such recordation.
5.4    Notices
Each Chargor shall give notice of:
(a)    promptly following the date of this Deed, the charge over its Third Party Accounts under this Deed to the person at which such accounts are maintained in the form set out in Part 1 of Schedule 3 (Form of notice in relation to a Third Party Account);
(b)    if the Administrative Agent so requires at any time whilst an Event of Default is continuing, the assignment or charge of any other Security Asset to the relevant third party (in the form of Part 2 of Schedule 3 (Form of notice to counterparties), and, in each case, shall use all reasonable endeavours (without incurring any material costs or expenses) to procure that each person on whom a notice is served, executes and delivers to the Administrative Agent an acknowledgement of that notice in the relevant form scheduled to this Deed or in such other form as the Administrative Agent may require within 20 Business Days after the date of sending any such notice. If the UK Chargor has used its reasonable endeavours but has not been able to obtain an acknowledgement, its obligation to obtain acknowledgement shall cease on the date falling 20 Business Days after the date of sending any such notice.

6.    Representations and Warranties
Each Chargor makes the representations and warranties listed below in favour of each of the Administrative Agent.
6.1    Security Assets
Save in respect of any Security Assets leally assigned to the Administrative Agent pursuant to this Deed, it is the legal and beneficial owner of the Security Assets with the right to transfer with full title guarantee all or any part of the Security Assets and has good and marketable title to the Security Assets.
6.2    Investments and Shares
(a)    All Investments and the Shares are fully paid and none are subject to any option to purchase or similar rights.
(b)    It has not appointed any nominee to exercise or enjoy all or any of its rights in relation to the Investments or the Shares.
(c)    The constitutional documents of any company whose shares are the subject of the Security Interests created by this Deed do not and could not restrict or prohibit any transfer of those shares on creation or on enforcement of that Security Interest.
6.3    Repetition
The representations in this clause 6 are deemed to be made by each Chargor by reference to the facts and circumstances then existing on the date of this Deed and each day on which the representations and warranties contained in the Credit Agreement are repeated.
7.    Undertakings
7.1    Duration of Undertakings
Each Chargor undertakes to the Administrative Agent in the terms of this clause 7 for the duration of the Security Period.
7.2    General Undertakings
(a)    Negative Pledge and Disposal Restrictions
It will not:
(i)    create or agree to create or permit to subsist or arise any Security Interest over all or any part of the Security Assets; or
(ii)    sell, transfer, lease out, lend or otherwise dispose of all or any part of the Security Assets (save for Floating Charge Assets on arm's length terms in the ordinary course of trading) or agree or attempt to do the same, except as permitted by the Credit Agreement or with the prior written consent of the Administrative Agent.
(b)    Deposit of Documents or Title Deeds
It will deposit with the Administrative Agent:
(i)    to the extent that the relevant documents have not been deposited with a clearance system, settlement system or custodian, all deeds, stock and share certificates or other documents of title (or documents evidencing title or the right to title) and agreements relating to a Security Asset (including all deeds and documents of title relating to the Investments or the Property);
(ii)    any stock transfer forms or other instruments of transfer duly completed and executed to the Administrative Agent's satisfaction (acting reasonably);
(iii)    to the extent requested by the Administrative Agent from time to time (but no more than once a calendar month) certified copies of all the Assigned Contracts;
(iv)    any other document which the Administrative Agent may reasonably require for the purposes of perfecting the Security Interests created or expressed to be created by this Deed.
The Administrative Agent may retain any document delivered to it under clause 7.2(b) above or otherwise only until such time as the security created under this Deed is released.
(c)    Registration and Notifications
It shall promptly (but in any event within 10 Business Days of the entry into any such contract, conveyance, transfer or other disposition) notify the Administrative Agent of any contract, conveyance, transfer or other disposition or the acquisition by it of the legal or beneficial interest in any Property.
7.3    Investments and Shares
(a)    Exercise of Rights
(i)    Prior to the occurrence of an Event of Default which is continuing, it may exercise or refrain from exercising (or direct the same) any of the powers or rights conferred upon or exercisable by the legal or beneficial owner of the Investments or the Shares unless such exercise or refrain from exercising (or direction to do the same):
(A)    Breaches any term of the Credit Agreement; or
(B)    would, or would be reasonably likely to, affect any rights or powers of the relevant Chargor arising from its legal or beneficial ownership of the Investment or the Shares.
(ii)    Whilst an Event of Default is continuing, it shall not, without the prior written consent of the Administrative Agent, exercise or refrain from exercising (or direct the same) any of the powers or rights conferred upon or exercisable by the legal or beneficial owner of the Investments or the Shares.
(b)    Registration of Transfers
If requested by the Administrative Agent at any time whilst an Event of Default is continuing, it shall procure that all Investments and Shares which are in registered form are duly registered in the name of the Administrative Agent or its nominee once a transfer relating to those Investments and Shares is presented for that purpose.
(c)    Clearance Systems etc
If requested by the Administrative Agent at any time whilst an Event of Default is continuing, it shall instruct any clearance system, settlement system, custodian or similar person to transfer any Investments then held by any such person for its or some nominee's account to the account of the Administrative Agent (or its nominee) with such clearance system (or as otherwise required by the Administrative Agent).
(d)    Dividends
(i)    Prior to the occurrence of an Event of Default which is continuing, it shall be entitled to receive and retain all dividends, distributions and other monies paid on or derived from its Shares and Investments.
(ii)    Whilst an Event of Default is continuing, it shall promptly pay all dividends or other monies received by it in respect of the Investments and the Shares into a SVB Operating Account.
(e)    Nominees
It shall notify the Administrative Agent promptly (but in any event within 10 Business Days) after appointing any nominee to exercise or enjoy all or any of its rights in relation to the Investments or the Shares.
7.4    Receivables
(a)    During the Security Period, each Chargor shall:
(i)    collect and realise all Receivables (other than UK Receivables) in the ordinary course of its business
(ii)    whilst an Event of Default is continuing, not at any time factor or discount any of such UK Receivables or their proceeds or enter into any agreement for such factoring or discounting and shall not, without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), release, exchange, compound, set off, grant time or indulgence in respect of, or in any other manner deal with all or any of such UK Receivables or their proceeds; and
(iii)    if called upon so to do by the Administrative Agent at any time whilst an Event of Default is continuing, execute a legal assignment of the UK Receivables to the Administrative Agent in such terms as the Administrative Agent in its discretion may require, give such notice of that legal assignment to the debtors from whom the UK Receivables are due, owing or incurred and take any such other step as the Administrative Agent in its discretion may require to perfect such legal assignment.
(b)    Other Bank Accounts
(i)    Whilst an Event of Default is continuing, if the Administrative Agent has served written notice on the Chargors requiring the same, no Chargor shall, except with the prior written consent of the Administrative Agent, withdraw or attempt or be entitled to withdraw from any of its bank accounts (including the SVB Operating Accounts and the Third Party Accounts) all or any monies standing to the credit of such bank accounts.
(ii)    The Administrative Agent shall not request any information regarding the bank accounts from an account bank unless an Event of Default is continuing or it is otherwise permitted to do so under the terms of the Credit Agreement.
(c)    This Clause 7.4 does not impose any affirmative duty on the Administrative Agent to perform any act in respect of the Receivables or otherwise.

7.5    Power to Remedy
If a Chargor fails to comply with any covenant set out in clause 7.2 (General Undertakings) to 7.4 (Receivables) (inclusive), and that failure is not remedied within 10 Business Days of the Administrative Agent giving notice to the relevant Chargor or the relevant Chargor becoming aware of the failure to comply, it will allow (and irrevocably authorises) the Administrative Agent or any Receiver to take any action on its behalf which the Administrative Agent or the Receiver deems necessary to ensure that those covenants are complied with. The relevant Chargor shall reimburse to the Administrative Agent and/or any Receiver, on demand, all amounts expended by the Administrative Agent or any Receiver in remedying such failure together with interest at the Default Rate from the date of payment by the Administrative Agent or Receiver (as the case may be) until the date of reimbursement.
7.6    To repair
Each Chargor shall:
(a)    at all times keep in good and substantial repair and condition all the Property including all buildings, erections and structures on and in the Property; and
(b)    keep all Plant and Machinery in good repair, working order and condition and fit for its purpose, subject to normal wear and tear.
7.7    To allow entry
Each Chargor shall, at reasonable times on five business Days' notice (provided that no notice is required whilst an Event of Default is continuing) allow, and shall procure that any person occupying the whole or any part of the Property under any lease will allow, the Administrative Agent and its agents, with or without surveyors, workmen or others authorised by it upon five (5) Business Days' prior notice (except in an emergency) to enter the Property from time to time in order to view the Property, to carry out any repairs on the Property which the Administrative Agent considers necessary or to do anything the Administrative Agent is entitled to do pursuant to this Agreement.
7.8    Alterations
Except as permitted by the Credit Agreement no Chargor shall except with the prior written consent of the Administrative Agent (not to be unreasonably withheld), make any alterations to the Property.
8.    Enforcement and Powers of the Administrative Agent
8.1    Enforcement
The Security Interests created pursuant to this Deed shall become immediately enforceable following the a Declared Default, following which the Administrative Agent may in its absolute discretion and without notice to the Chargors or any of them or the prior authorisation of any court:
(a)    enforce all or any part of the Security Interests created by this Deed and take possession of or dispose of all or any of the Security Assets in each case at such times and upon such terms as it sees fit; and
(b)    whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions:

(i)    conferred from time to time on mortgagees by the LPA (as varied or extended by this Deed) or by law; and
(ii)    granted to a Receiver by this Deed or from time to time by law; and
(c)    exercise all the rights, powers and discretions conferred on a Receiver by this Deed, the LPA, the Insolvency Act 1986 or otherwise by law, without first appointing a Receiver or notwithstanding the appointment of a Receiver.
8.2    Power of Sale, Leasing and Other Powers
(a)    For the purpose of all rights and powers implied or granted by law, the Secured Liabilities are deemed to have fallen due on the date of this Deed. The power of sale and other powers conferred by section 101 of the LPA and all other enforcement powers conferred by this Deed shall be immediately exercisable by the Administrative Agent following the occurrence of a Declared Default.
(b)    Following the occurrence of a Declared Default, the Administrative Agent may lease, make agreements for leases at a premium or otherwise, accept surrenders of leases and grant options or vary or reduce any sum payable under any leases or tenancy agreements as it thinks fit, without the need to comply with any of the provisions of sections 99 and 100 of the LPA.
(c)    In the exercise of the powers conferred by this Deed following the occurrence of a Declared Default, the Administrative Agent may sever and sell plant, machinery or other fixtures separately from the property to which they may be annexed and it may apportion any rent or other amount without the consent of any Chargor.
8.3    Statutory Restrictions
The restriction on the consolidation of mortgages and on the power of sale imposed by sections 93 and 103 respectively of the LPA shall not apply to the Security Interests constituted by this Deed.
8.4    Appropriation
(a)    In this deed, "financial collateral" has the meaning given to that term in the Financial Collateral Arrangements (No.2) Regulations 2003.
(b)    At any time after the occurrence of a Declared Default, the Administrative Agent may appropriate all or part of the financial collateral forming part of the Security Assets in or towards satisfaction of the Secured Liabilities.
(c)    The Parties agree that the value of any such Security Assets appropriated in accordance with paragraph (b) above shall be the market price of such Security Assets at the time the right of appropriation is exercised as determined by the Administrative Agent by reference to such method or source of valuation as the Administrative Agent may reasonably select, including by independent valuation. The Parties agree that the methods or sources of valuation provided for or selected by the Administrative Agent in accordance with this paragraph (c) shall constitute a commercially reasonable manner of valuation for the purposes of the Financial Collateral Arrangements (No.2) Regulations 2003.
(d)    The Administrative Agent shall notify the relevant Chargor, as soon as reasonably practicable, of the exercise of its right of appropriation as regards such of the Security Assets as are specified in such notice.

9.    Appointment of a Receiver or Administrator
9.1    Appointment
(a)    At any time after the occurrence of a Declared Default, or at the request of a Chargor or its directors, the Administrative Agent may, without prior notice to the Chargors or any of them, in writing (under seal, by deed or otherwise under hand) appoint:
(i)    a Receiver in respect of the Security Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do) remove any Receiver and appoint another in his place; or
(ii)    one or more persons to be an Administrator in accordance with paragraph 14 of Schedule B1 to the Insolvency Act 1986.
(b)    Nothing in paragraph (a) above shall restrict the exercise by the Administrative Agent of any one or more of the rights of the Administrative Agent under Schedule B1 to the Insolvency Act 1986 and the rules thereunder or at common law.
(c)    Section 109(1) of the LPA shall not apply to this Deed.
9.2    Several Receivers
If at any time there is more than one Receiver, each Receiver may separately exercise all of the powers conferred by this Deed (unless the document appointing such Receiver states otherwise).
9.3    Remuneration of Receiver
The Administrative Agent may from time to time fix the remuneration of any Receiver. For the purpose of this clause 9.3, the limitation set out in Section 109(6) LPA shall not apply.
9.4    Liability of the Administrative Agent for Actions of a Receiver or Administrator
(a)    Each Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts or defaults, and for his remuneration and expenses, and be liable on any agreements or engagements made or entered into by him. The Administrative Agent shall not be responsible for any misconduct, negligence or default of a Receiver.
(b)    The Administrative Agent shall not have any liability for the acts or omissions of an Administrator.
10.    Powers of a Receiver
A Receiver shall have (and be entitled to exercise) in relation to the Security Assets over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Deed):
(a)    all of the specific powers set out in Schedule 6 (Powers of Receiver);
(b)    all of the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);
(c)    all of the powers conferred from time to time on receivers, mortgagors and mortgagees in possession by the LPA;
(d)    all of the powers conferred on the Administrative Agent under this Deed;
(e)    all the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which a Chargor itself could do or omit to do;

(f)    the power to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally (including the bringing or defending of proceedings in the name of, or on behalf of, a Chargor; the collection and/or realisation of Security Assets in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of a Chargor (whether under hand, or by way of deed or by utilisation of the company seal of a Chargor).
11.    Application of Moneys
11.1    Order of Application
All amounts from time to time received or recovered by the Administrative Agent pursuant to the terms of this Deed or in connection with the realisation or enforcement of all or any part of the Security Interests created by this Deed (for the purposes of this clause 11, the "Recoveries") shall be applied in accordance with Section 8.3 (Application of Funds) of the Credit Agreement.
11.2    Prospective Liabilities
Following the occurrence of a Declared Default, the Administrative Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Administrative Agent with such financial institution (including itself) and for so long as the Administrative Agent shall think fit (the interest being credited to the relevant account) for later application under clause 11.1 (Order of Application) in respect of:
(a)    any sum owed to the Administrative Agent; and
(b)    any part of the Secured Liabilities,
that the Administrative Agent reasonably considers, in each case, might become due or owing at any time in the future.
11.3    Investment of Proceeds
Prior to the application of the proceeds of the Recoveries in accordance with clause 11.1( Order ofApplication) the Administrative Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Administrative Agent with such financial institution (including itself) and for so long as the Administrative Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Administrative Agent's discretion in accordance with the provisions of clause 11.1( Order of Application).
11.4    Currency Conversion
(a)    For the purpose of, or pending the discharge of, any of the Secured Liabilities the Administrative Agent may convert any moneys received or recovered by the Administrative Agent from one currency to another, at a market rate of exchange.
(b)    The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
11.5    Permitted Deductions
The Administrative Agent shall be entitled, in its discretion:
(a)    to set aside by way of reserve, amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Deed; and
(b)    to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as the Administrative Agent under any of the Loan Documents or otherwise.
12.    Protection of Third Parties
12.1    No Obligation to Enquire
No purchaser from, or other person dealing with, the Administrative Agent shall be obliged or concerned to enquire whether:
(a)    the right of the Administrative Agent to exercise any of the powers conferred by this Deed has arisen or become exercisable or as to the propriety or validity of the exercise or purported exercise of any such power; or
(b)     any of the Secured Liabilities remains outstanding or be concerned with notice to the contrary and the title and position of such a purchaser or other person shall not be impeachable by reference to any of those matters.
12.2    Receipt Conclusive
The receipt of the Administrative Agent or any Receiver shall be an absolute and a conclusive discharge to a purchaser, and shall relieve such purchaser of any obligation to see to the application of any moneys paid to or by the direction of the Administrative Agent or any Receiver.
13.    Protection of the Administrative Agent
13.1    No Liability
The Administrative Agent shall not be liable in respect of any of the Security Assets or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers unless caused by the Administrative Agent's fraud, gross negligence or wilful misconduct.
13.2    Possession of Security Assets
Without prejudice to clause 13.1 (No Liability), if the Administrative Agent enters into possession of the Security Assets, it will not be liable to account as mortgagee in possession and may at any time at its discretion go out of such possession.
13.3    No proceedings
No Party (other than the Administrative Agent, a Receiver or a Delegate in respect of its own officers, employees or agents) may take any proceedings against any officer, employee or agent of the Administrative Agent in respect of any claim it might have against the Administrative Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document or any Security Asset and any officer, employee or agent of the Administrative Agent may rely on this clause.
14.    Cumulative Powers and Avoidance of Payments
14.1    Cumulative Powers
The powers which this Deed confers on the Administrative Agent and any Receiver appointed under this Deed are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate. The Administrative Agent or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The respective powers of the Administrative Agent and the Receiver will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.
14.2    Amounts Avoided
If any amount paid by a Chargor in respect of the Secured Liabilities is capable of being avoided or set aside on the liquidation or administration of a Chargor or otherwise, then for the purposes of this Deed that amount shall not be considered to have been paid. No interest shall accrue on any such amount, unless and until such amount is so avoided or set aside.
14.3    Discharge Conditional
Any settlement or discharge between a Chargor and the Administrative Agent shall be conditional upon no security or payment to the Administrative Agent by a Chargor or any other person being avoided, set aside, ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency and accordingly (but without limiting the other rights of the Administrative Agent under this Deed) the Administrative Agent shall be entitled to recover from each Chargor the value which the Administrative Agent has placed on that security or the amount of any such payment as if that settlement or discharge had not occurred.
15.    Ruling-off Accounts
If the Administrative Agent receives notice of any subsequent Security Interest or other interest affecting any of the Security Assets it may open a new account for each relevant Chargor in its books. If it does not do so then (unless it gives written notice to the contrary to the Chargors or any of them), as from the time it receives that notice, all payments made by the relevant Chargor to it (in the absence of any express appropriation to the contrary) shall be treated as having been credited to a new account of that Chargor and not as having been applied in reduction of the Secured Liabilities.
16.    Power of Attorney
16.1    Each Chargor, by way of security, irrevocably and severally appoints each of the Administrative Agent and any Receiver as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this Deed, or which may be required or deemed proper in the exercise of any rights or powers conferred on the Administrative Agent or any Receiver under this Deed or otherwise for any of the purposes of this Deed, and each Chargor covenants with each of the Administrative Agent and any Receiver to ratify and confirm all such acts or things made, done or executed by that attorney.
17.    Delegation
17.1    The Administrative Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by or pursuant to this Deed.
17.2    That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Administrative Agent may, in its discretion, think fit in the interests of the Administrative Agent and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

18.    Redemption of Prior Charges
The Administrative Agent may, redeem any prior Security Interest on or relating to any of the Security Assets or procure the transfer of that Security Interest to itself, and may settle and pass the accounts of any person entitled to that prior Security Interest. Any account so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargors. Each Chargor will on demand pay to the Administrative Agent all principal monies and interest and all losses incidental to any such redemption or transfer.
19.    Miscellaneous
19.1    Assignment
No Chargor may assign any of its rights or transfer any of its rights or obligations under this Deed. The Administrative Agent may assign and transfer all or any part of its rights and obligations under this Deed.
19.2    Counterparts
(a)    This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile, E-pencil or .pdf signature) hereto through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.
(b)    Failure by one or more Parties ("Non-Signatories") to execute this Deed on the date of this Deed will not invalidate the provisions of this Deed as between the other Parties who do execute this Deed. Any Non-Signatories may execute this Deed (or a counterpart of this Deed) on a subsequent date and will thereupon become bound by its provisions.
(c)    If any one or more of the Chargors is not bound by any or all of the provisions of this Deed (whether by reason of lack of capacity, improper execution, failure to execute or for any other reason whatsoever) the remaining Chargors shall nonetheless continue to be bound as if such Chargor had never been a party.
19.3    Covenant to Release
At the end of the Security Period, the Administrative Agent shall, at the request and cost of the Chargors, release the Security Assets from the security constituted by this Deed (including any assignment by way of security) by executing any documents or taking any other action which may be necessary to release the Security Assets from the Security constituted by this Deed.
19.4    Notices
All notices or demands under this Deed shall be served in accordance with Section 10.2 (Notices) of the Credit Agreement provided that any such notice, request or demand to or upon any Chargor shall be addressed to such Chargor at its notice address set forth on the signature of this Deed or any Accession Deed.
20.    Governing Law
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

21.    Jurisdiction
21.1    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a "Dispute").
21.2    The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
21.3    This clause 21 is for the benefit of the Administrative Agent only. As a result, the Administrative Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Administrative Agent may take concurrent proceedings in any number of jurisdictions.
22.    Service of Process
(a)    Without prejudice to any other mode of service allowed under any relevant law, the US Chargor:
(i)    irrevocably appoints Kaltura Europe Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed;and
(ii)    agrees that failure by a process agent to notify the US Chargor of the process will not invalidate the proceedings concerned.
(b)    If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the US Chargor must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Administrative Agent (acting reasonably). Failing this, the Administrative Agent may appoint another agent for this purpose.
(c)    Kaltura Europe Limited expressly agrees and consents to the provisions of this clause 22.
In witness whereof this Deed has been duly executed and delivered on the above date first above written.

Schedule 3
Form of Notices
Part 1
(Form of notice in relation to a Third Party Account)
To:    [Administrative Agent]
[Address]
(the "Account Bank")
Dated: [●] 202[●]
Dear Sirs
We refer to the following accounts of [           ] Limited of [          ] (the "Chargor" with you:

Account Number	Sort Code	Account Name

We give you notice that, by a debenture dated [●] 202[●] the Chargor has charged to Silicon Valley Bank (the "Administrative Agent") by way of fixed charge its interest in and to the money from time to time standing to the credit of the accounts referred to above (the "Charged Accounts") and to all interest (if any) accruing on the Charged Accounts.
The Chargor irrevocably authorises and instructs you to disclose to the Administrative Agent any information relating to the Charged Accounts which the Administrative Agent may from time to time request you to provide.
The Administrative Agent confirms that, until you receive written notice from the Administrative Agent to the contrary, you are authorised to permit the Chargor to receive, withdraw or otherwise transfer any credit balance from time to time on the Charged Accounts without first obtaining the consent in writing of the Administrative Agent.
This notice and any non-contractual obligations arising out of or in connection with this notice are governed by the law of England.
Would you please acknowledge receipt of this letter and your acceptance of the above by signing the attached form of acknowledgement and returning it to the Administrative Agent at the following address:
Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton
Massachusetts 02466, USA
For the attention of: Ryan Abderdale
Yours faithfully
[●] Limited

(Acknowledgement from Third Party Bank)
To:
Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton
Massachusetts 02466, USA
For the attention of: Ryan Abderdale
[●] 202[●]
Dear Sirs
We acknowledge receipt of a notice (a copy of which is attached) dated [●] 202[●] and addressed to us by [·] Limited (the "Chargor"). Expressions defined in such notice have the same meanings in this acknowledgement.
We acknowledge and confirm that:
1.    we accept the instructions in the notice and will act in accordance with the provisions of such notice until the Administrative Agent notifies us in writing that the notice is revoked;
2    we have not received notice that any third party has any interest in the Charged Accounts.
This acknowledgement and any non-contractual obligations arising out of or in connection with this acknowledgement are governed by the law of England and in connection with any proceedings with respect to this acknowledgment and any such non-contractual obligations we submit to the jurisdiction of the Courts of England for your exclusive benefit.
Yours faithfully

Part 2
(Form of notice to counterparties)
To:    [insert name and address of counterparty]
Dated: 202[●]
Dear Sirs
Re: [identify the relevant agreement] (the "Agreement")
We notify you that we have [assigned, by way of security,/charged] to Silicon Valley Bank (the "Administrative Agent") all our right, title and interest in the Agreement as security for certain obligations owed by us to the Administrative Agent.
We further notify you that:
1.    you may continue to deal with us in relation to the Agreement until you receive written notice to the contrary from the Administrative Agent. Thereafter, we will cease to have any right to deal with you in relation to the Agreement and therefore, from that time, you should deal only with the Administrative Agent;
2.    you are authorised to disclose information in relation to the Agreement to the Administrative Agent on request;
3.    after receipt of written notice in accordance with paragraph 1 above, you must pay all monies to which we are entitled under the Agreement direct to the Administrative Agent (and not to us) unless the Administrative Agent otherwise agrees in writing; and
4.    the provisions of this notice may only be revoked or amended with the prior written consent of the Administrative Agent.
Please sign and return the enclosed copy of this notice to the Administrative Agent (with a copy to us)by way of confirmation that:
(a)    you agree to the terms set out in this notice and to act in accordance with its provisions;
(b)    you have not received notice that we have assigned or charged our rights under the Agreement to a third party or created any other interest in the Agreement in favour of a third party; and
(c)    you have not claimed or exercised, nor do you have any outstanding right to claim or exercise against us any right of set-off, counter-claim or other right relating to the Agreement.
This notice and any non-contractual obligations arising out of or in connection with it are governed by English law.
Yours faithfully
............................................................
for and on behalf of
[●][insert the name of the relevant Chargor]

[On acknowledgement copy]
To:    Silicon Valley Bank
Copy to:    [●][insert the name of the relevant Chargor]
We acknowledge receipt of the above notice and the notifications therein, agree to abide by its terms and confirm the matters set out in paragraphs (a) to (c) (inclusive) above.
............................................................
for and on behalf of
[insert name of counterparty]
Dated:    [●] 202[●]

Schedule 4
Form of Accession Deed
This Accession Deed is made on    202[●]
Between:
(1)    [●] a company registered in England and Wales with registration number [●] whose registered office is at [●] (the "New Chargor"); and
(2)    Silicon Valley Bank a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 US (the "Administrative Agent"),
and is supplemental to a Debenture granted by [the Chargors] and others in favour of the Administrative Agent on [●] 202[·] (the "Debenture").
Now this Accession Deed witnesses as follows:
1.    Definitions and Interpretation
Unless a contrary intention appears, words and expressions defined in the Debenture shall have the same meaning in this Accession Deed and clause 1.2 (Construction) of the Debenture shall apply to this Accession Deed.
2.    Confirmation
The New Chargor confirms it has read and understood the content of the Debenture.
3.    Accession
With effect from the date of this Accession Deed, the New Chargor becomes a party to, and will be bound by the terms of, and assume the obligations and duties of a Chargor under, the Debenture as if it had been [an Original Chargor] from [●] 202[●·].
4.    Security
4.1    Without prejudice to the generality of clause 3 (Accession) of this Accession Deed and subject to Clause 3.7 (Property Restricting Charging) of the Debenture, the New Chargor with full title guarantee in favour of the Administrative Agent:
(a)    charges by way of legal mortgage, all of its Property vested in it at the date of this Deed;
(b)    charges by way of first fixed charge:
(i)    all Property not effectively mortgaged by paragraph (a) above;
(ii)    all Plant and Machinery;
(iii)    all Shares; described in Part 3 of the Schedule to this Accession Deed;
(iv)    all Investments other than the Shares;
(v)    all monies from time to time standing to the credit of the SVB Operating Accounts;
(vi)    all monies from time to time standing to the credit of the Third Party Accounts;
(vii)    all Receivables not effectively assigned pursuant to Clause 4.1 (c) below);

(viii)    all Intellectual Property described in Part 2 of the Schedule to this Accession Deed;and
(ix)    all other Intellectual Property;
(x)    its goodwill and uncalled capital; and
(c)    by way of assignment by way of security:
(i)    all Insurances and Insurance Proceeds;
(ii)    any Assigned Contract; and
(iii)    all Receivables; and
(d)    by way of first floating charge, all its undertaking and all its present and future assets other than those assets which are effectively charged by way of first fixed charge or legal mortgage under paragraphs (a) or (b) above or which are effectively assigned by way of security under paragraph (c) above.
4.2    The floating charge created by clause 4.1 (d) (Security) of this Accession Deed is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act.
5.    Negative Pledge and Disposal Restrictions
Clause 7.2(a) of the Debenture shall apply to this Deed(mutatis mutandis).
6.    Construction
Save as specifically varied in respect of the New Chargor only, the Debenture shall continue and remain in full force and effect and this Accession Deed shall be read and construed as one with the Debenture so that all references to "this Deed" in the Debenture shall include reference to this Accession Deed.
7.    Governing Law
This Accession Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
In witness whereof the New Chargor and the Administrative Agent have caused this Accession Deed to be duly executed on the date appearing at the head of page 1.
[Add signature blocks after Schedule]

Schedule 5
Supplemental Debenture
THE SUPPLEMENTAL DEBENTURE is made on    202[●]
Between:
(1)    [●] a company registered in England and Wales with registration number ● whose registered office is at [●] (the "Company"); and
(2)    Silicon Valley Bank a California corporation with its principal place of business at 3003 Tasman
Drive, Santa Clara, California 95054 US (the "Administrative Agent").
Background
(A)    Pursuant to the Original Debenture (as defined below), the Company created Security Interests over all of its assets for, amongst other things, its present and future obligations and liabilities under the Loan Documents.
(B)    This Supplemental Debenture is supplemental to the Original Debenture (as defined below).
The parties to this Supplemental Debenture agree as follows:
1.    Definitions and Construction
1.1    Definitions
Terms defined in the Original Debenture shall, unless otherwise defined in this Supplemental Debenture or unless a contrary intention appears, bear the same meaning when used in this Supplemental Debenture and the following terms have the following meanings:
"[●] " means [●];
"Original Debenture" means the debenture between [amongst others] (1) the Company and
(2) the Administrative Agent dated 202[●]
1.2    Construction
(a)    Unless a contrary intention appears, clause 1.2 (Construction) of the Debenture applies to this Supplemental Debenture, and shall be deemed to be incorporated into this Supplemental Debenture, mutatis mutandis, as though set out in full in this Supplemental Debenture, with any reference to "this Agreement" being deemed to be a reference to "this Supplemental Debenture", subject to any necessary changes.
(b)    Any references to the Administrative Agent or any Receiver shall include its Delegate.
1.3    Law of Property (Miscellaneous Provisions) Act 1989
To the extent necessary for any agreement for the disposition of the Security Assets in this Supplemental Debenture to be a valid agreement under section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the other Loan Documents and of any side letters between the parties to this Supplemental Debenture are incorporated into this Supplemental Debenture.

1.4    Implied Covenants for Title
The obligations of the Company under this Supplemental Debenture shall be in addition to the covenants for title deemed to be included in this Supplemental Debenture by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.
1.5    Effect as a Deed
This Supplemental Debenture is intended to take effect as a deed notwithstanding that the Administrative Agent may have executed it under hand only.
2.    Security Assets
2.1    As security for the payment of the Secured Liabilities, the Company charges in favour of the Administrative Agent, with full title guarantee, by way of fixed charge:
(a)    [describe assets to be charged]; and
(b)    [describe assets to be charged].
2.2    As security for payment of the Secured Liabilities, the Company assigns, by way of security, with full title guarantee to the Administrative Agent all its right, title and interest in:
(a)    [describe assets to be assigned]; and
(b)    [describe assets to be assigned],
together with all Related Rights relating thereto.
3.    Incorporation
(a)    The provisions of clause 4 (Nature of Security) to clause 19 (Miscellaneous) (inclusive) of the Original Debenture apply to this Supplemental Debenture as though they were set out in full in this Supplemental Debenture except that references to:
(i)    "this Deed" in the Original Debenture are to be construed as references to "this Supplemental Debenture"; and
(ii)    any Security Assets are to be construed as references to the Security Assets referred to in Clauses 2.2 and 2.2 above.
(b)    Any representations and warranties in clause 6 (Representations and Warranties) of the Original Debenture which incorporated into this Supplemental Debenture shall be made on the date of this Supplemental Debenture by reference to the facts and circumstances existing on that date.
(c)    The provision at any time of any documents by a Chargor pursuant to and in accordance with the Original Debenture shall discharge the obligation to provide the same documents under this Supplemental Debenture.
4.    Continuation
4.1    Except insofar as supplemental hereby, the Original Debenture will remain in full force and effect.
4.2    The Company agrees that the execution of this Supplemental Debenture shall in no way prejudice or affect the security granted by it (or the covenants given by it) under the Original Debenture.

4.3    References in the Original Debenture to "this Deed" and expressions of similar import shall be deemed to be references to the Original Debenture as supplemented by this Supplemental Debenture and to this Supplemental Debenture.
4.4    This Supplemental Debenture is designated as a Loan Document.
5.    Governing law
This Supplemental Debenture and any non-contractual obligations arising out of or in connection with it are governed by English law.
6.    Jurisdiction
6.1    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Supplemental Debenture (including a dispute relating to the existence, validity or termination of this Supplemental Debenture or any non-contractual obligation arising out of or in connection with this Supplemental Debenture) (a "Dispute").
6.2    The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
6.3    This clause 6 is for the benefit of the Administrative Agent only. As a result, the Administrative Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Administrative Agent may take concurrent proceedings in any number of jurisdictions.
In witness whereof this Supplemental Debenture has been duly executed on the above date first above written.

Schedule 6
Powers of Receiver
1.    Possession
Take immediate possession of, get in and collect the Security Assets or any part thereof.
2.    Carry on business
Carry on, manage or concur in carrying on or managing the whole or any part of the business of any Chargor as he in his discretion may think fit.
3.    Protection of assets
3.1    Manage, insure, repair, decorate, maintain, alter, improve, develop, construct, modify, refurbish, renew or add to the Security Assets or concur in so doing;
3.2    commence, continue or complete any new works, unfinished work, building operations, construction, reconstruction, maintenance, furnishing, finishing or fitting-out on the Property;
3.3    apply for and maintain any planning permissions, building regulations, approvals and any other permissions, consents or licences, in each case as he in his discretion may think fit.
4.    Realisation of assets
Sell, exchange, convert into money and realise the Security Assets or concur in so doing by public auction or private contract and generally in such manner and on such terms as he in his discretion may think fit. Without prejudice to the generality of the foregoing, he may do any of these things for any valuable consideration, whether full market value or otherwise, including, without limitation, cash, shares, stock, debentures or other obligations. Any such consideration may be payable in a lump sum or by instalments spread over such period as he in his discretion may think fit.
5.    Let, hire or lease
5.1    Let, hire or lease (with or without premium) and accept surrenders of leases or tenancies or concur in so doing;
5.2    grant rights, options or easements over and otherwise deal with or dispose of, and exercise all rights, powers and discretions incidental to, the ownership of the Security Assets;
5.3    exchange or concur in exchanging the Security Assets;
in each such case in such manner and generally on such terms as he may in his discretion think fit, with all the powers of an absolute beneficial owner. The Receiver may exercise any such power by effecting such transaction in the name or on behalf of the relevant Chargor or otherwise.
6.    Registration
Use a Chargor's name to effect any registration or election for tax or other purposes.
7.    Insurances
Effect, review or vary insurances.
8.    Borrowing

For the purpose of exercising any of the powers, authorities or discretions conferred on him by or pursuant to this Deed or of defraying any costs (including, without limitation, his remuneration) which are incurred by him in the exercise of such powers, authorities or discretions or for any other purpose, to raise and borrow money or incur any other liability either unsecured or secured on the Security Assets, either in priority to the Security Interests created by this Deed or otherwise, and generally on such terms as he in his discretion may think fit. No person lending such money is to be concerned to enquire as to the propriety or purpose of the exercise of such power or as to the application of money so raised or borrowed.
9.    Lending
Lend money to any person.
10.    Advance credit
Advance credit, in the ordinary course of a Chargor's business, to any person.
11.    Make calls
Make, or require the directors of any Chargor to make, such calls upon the shareholders of that Chargor in respect of any uncalled capital of that Chargor as the Receiver in his discretion may require and enforce payment of any call so made by action (in the name of that Chargor or the Receiver as the Receiver in his direction may think fit) or otherwise.
12.    Compromise
12.1    Settle or compromise any claim by, adjust any account with, refer to arbitration any dispute with, and deal with any question or demand from, any person who is, or claims to be, a creditor of any Chargor, as he may in his discretion think fit; and
12.2    settle or compromise any claim, adjust any account, refer to arbitration any dispute and deal with any question or demand relating in any way to the Security Assets, as he in his discretion may think fit.
13.    Proceedings
In the name of any Chargor, bring, prosecute, enforce, defend or abandon all such actions, suits and proceedings in relation to the Security Assets as he in his discretion may think fit.
14.    Subsidiaries
14.1    Promote the formation of any subsidiary of any Chargor with a view to such subsidiary purchasing, leasing, licensing or otherwise acquiring an interest in the Security Assets;
14.2    arrange for the purchase, lease, licence or acquisition of an interest in the Security Assets by any such subsidiary for any valuable consideration, including, without limitation, cash, shares, debentures, loan stock, convertible loan stock or other securities, profits or a sum calculated by reference to profits, turnover, royalties, licence fees or otherwise, whether or not secured on the undertaking or assets of such subsidiary and whether or not such consideration is payable or receivable in a lump sum or at any time or any number of times by instalments spread over such period, as the Receiver in his discretion may think fit; and
14.3    arrange for such subsidiary to trade or cease to trade as the Receiver in his discretion may think fit;

15.    Employees
Appoint and discharge any manager, officer, agent, professional adviser, employee and any other person, upon such terms as he in his discretion may think fit.
16.    Receipts
Give valid receipts for all monies and execute all assurances and things which he in his discretion may think proper or desirable for realising the Security Assets.
17.    Delegation
Delegate any or all of his powers in accordance with this Deed.

Schedule Signatories to this Deed

Original Chargors

Executed as a deed by	)
Kaltura Europe Limited	)
acting by	)	/s/ Michal Tsur
Director

in the presence of	)

/s/ Eran Shalev
Witness Signature

Name:	ERAN SHALEV

Address:	####

Occupation:	Professor

Executed as a deed by	)
Kaltura Inc.	)
acting by	)
Director

in the presence of:	)

Witness Signature

Name:

Address:

Occupation:

Schedule Signatories to this Deed

Original Chargors

Executed as a deed by	)
Kaltura Europe Limited	)
acting by	)
Director

in the presence of	)

Witness Signature

Name:

Address:

Occupation:

Executed as a deed by	)
Kaltura Inc.	)
acting by	)	/s/ Ron Yekutiel
Director

in the presence of:	)

/s/ Ravit Lichtenberg Yekutiel
Witness Signature

Name:	Ravit Lichtenberg Yekutiel

Address:	####

Occupation:	Writer, Publisher

Administrative Agent

Executed as a deed by	)
an authorised signatory	)
for and on behalf of	)
Silicon Valley Bank	)

/s/ Francis Ceroccia
Signature of Authorised Signatory

Francis Ceroccia
Name of Authorised Signatory